Sprinklr Announces Third Quarter Fiscal 2025 Results
•Q3 Total Revenue of $200.7 million, up 8% year-over-year
•Q3 Subscription Revenue of $180.6 million, up 6% year-over-year
•Q3 net cash provided by operating activities of $9.2 million and free cash flow* of $4.9 million
•RPO and cRPO up 17% and 11% year-over-year, respectively
•147 $1 million customers, up 20% year-over-year

NEW YORK, New York--December 4, 2024--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its third fiscal quarter ended October 31, 2024.
“Sprinklr’s third quarter results delivered a 12% non-GAAP operating margin and positive free cash flow,” said Rory Read, Sprinklr’s President and CEO. Read continued, “Since joining the company, I have seen first-hand the strengths that set us apart: our industry-leading technology, exceptional roster of customers and partners, and a strong market fit. While there is work ahead in becoming a Rule of 40 company, we are confident in our ability to accelerate growth and deliver meaningful margin expansion - creating value for our customers, partners and stockholders.”

Third Quarter Fiscal 2025 Financial Highlights
•Revenue: Total revenue for the third quarter was $200.7 million, up from $186.3 million one year ago, an increase of 8% year-over-year. Subscription revenue for the third quarter was $180.6 million, up from $170.5 million one year ago, an increase of 6% year-over-year.
•Operating Income and Margin*: Third quarter GAAP operating income was $7.9 million, compared to operating income of $13.2 million one year ago. Non-GAAP operating income was $23.3 million, compared to non-GAAP operating income of $27.4 million one year ago. For the third quarter, GAAP operating margin was 4% and non-GAAP operating margin was 12% compared to GAAP operating margin of 7% and non-GAAP operating margin of 15% in the third quarter of fiscal year 2024.
•Net Income Per Share*: Third quarter GAAP net income per share, diluted was $0.04, compared to net income per share, diluted of $0.06 in the third quarter of fiscal year 2024. Non-GAAP net income per share, diluted for the third quarter was $0.10, compared to non-GAAP net income per share, diluted of $0.11 in the third quarter of fiscal year 2024.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of October 31, 2024 was $476.6 million.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures,” and are reconciled to net cash provided by operating activities, operating income, net income or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the fourth fiscal quarter ending January 31, 2025:
•Subscription revenue between $180 million and $181 million.
•Total revenue between $200 million and $201 million.
•Non-GAAP operating income between $17.5 million and $18.5 million.
•Non-GAAP net income per share of approximately $0.07 assuming 265 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2025:
•Subscription revenue between $715.9 million and $716.9 million.
•Total revenue between $793.9 million and $794.9 million.
•Non-GAAP operating income between $76.4 million and $77.4 million.
•Non-GAAP net income per share between $0.31 and $0.32, assuming 275 million diluted weighted-average shares outstanding.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our condensed consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges and amortization of acquired intangible assets. We believe that it is useful to exclude stock-based compensation expense-related charges and amortization of acquired intangible assets in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income or as to non-GAAP net income per share to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, December 4, 2024, to discuss third quarter fiscal 2025 financial results, as well as the fourth quarter and full year fiscal 2025 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13750163. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,800 valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 60% of the Fortune 100. Sprinklr's value to the enterprise is simple: We un-silo teams to make customers happier.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year fiscal 2025, the impact of, and our ability to execute, our corporate strategies and business initiatives, including our ability to accelerate growth and deliver meaningful margin expansion, our expectations regarding our free cash flow, stock-based compensation expense-related charges and amortization of acquired intangible assets. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable market and economic conditions, including as a result of fluctuations in inflation and interest rates, bank closures or instability, public health crises and geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2024, filed with the SEC on September 4, 2024, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$93,239	$164,024
Marketable securities	383,404	498,531
Accounts receivable, net of allowance of $9.0 million and $5.3 million, respectively	174,218	267,731
Prepaid expenses and other current assets	78,916	70,690
Total current assets	729,777	1,000,976
Property and equipment, net	33,146	32,176
Goodwill and other intangible assets	49,913	50,145
Operating lease right-of-use assets	47,467	31,058
Other non-current assets	109,998	108,755
Total assets	$970,301	$1,223,110

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$32,693	$34,691
Accrued expenses and other current liabilities	67,923	93,187
Operating lease liabilities, current	7,228	5,730
Deferred revenue	311,009	374,552
Total current liabilities	418,853	508,160
Deferred revenue, non-current	2,737	506
Deferred tax liability, non-current	1,475	1,474
Operating lease liabilities, non-current	43,930	27,562
Other liabilities, non-current	6,282	5,704
Total liabilities	473,277	543,406
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	4	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,249,724	1,182,150
Accumulated other comprehensive loss	(4,031)	(3,836)
Accumulated deficit	(724,846)	(474,787)
Total stockholders’ equity	497,024	679,704
Total liabilities and stockholders’ equity	$970,301	$1,223,110

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue:
Subscription	$180,634	$170,464	$535,856	$491,581
Professional services	20,055	15,861	57,999	46,572
Total revenue	200,689	186,325	593,855	538,153
Costs of revenue:
Costs of subscription (1)	35,723	29,877	102,599	85,136
Costs of professional services (1)	22,098	16,571	60,663	46,716
Total costs of revenue	57,821	46,448	163,262	131,852
Gross profit	142,868	139,877	430,593	406,301
Operating expense:
Research and development (1)	23,280	23,146	69,441	68,230
Sales and marketing (1)	77,576	75,446	245,557	244,766
General and administrative (1)	34,123	28,096	102,084	77,820
Total operating expense	134,979	126,688	417,082	390,816
Operating income	7,889	13,189	13,511	15,485
Other income, net	5,495	6,328	19,409	18,324
Income before provision for income taxes	13,384	19,517	32,920	33,809
Provision for income taxes	2,929	2,550	9,990	3,549
Net income	$10,455	$16,967	$22,930	$30,260
Net income per share, basic	$0.04	$0.06	$0.09	$0.11
Weighted average shares used in computing net income per share, basic	253,807	271,202	262,030	268,596
Net income per share, diluted	$0.04	$0.06	$0.08	$0.11
Weighted average shares used in computing net income per share, diluted	261,972	288,121	275,109	285,985
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2024	2023	2024	2023
Costs of subscription	$335	$268	$945	$858
Costs of professional services	400	331	1,081	1,139
Research and development	2,896	2,128	8,304	9,092
Sales and marketing	5,091	6,132	16,497	18,398
General and administrative	6,508	5,071	17,350	12,618
Stock-based compensation expense, net of amounts capitalized	$15,230	$13,930	$44,177	$42,105

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flow from operating activities:
Net income	$22,930	$30,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,815	11,283
Provision for credit losses	12,413	3,370
Stock-based compensation, net of amounts capitalized	44,177	42,105
Non-cash lease expense	6,186	6,102
Deferred income taxes	38	(3,205)
Net amortization/accretion on marketable securities	(9,830)	(12,379)
Other non-cash items, net	207	56
Changes in operating assets and liabilities:
Accounts receivable	80,653	47,876
Prepaid expenses and other current assets	(9,129)	2,246
Other non-current assets	(1,867)	(8,424)
Accounts payable	(1,653)	(8,878)
Operating lease liabilities	(3,928)	(6,098)
Accrued expenses and other current liabilities	(21,929)	(23,744)
Deferred revenue	(60,462)	(26,807)
Other liabilities	604	399
Net cash provided by operating activities	72,225	54,162
Cash flow from investing activities:
Purchases of marketable securities	(329,258)	(443,850)
Proceeds from sales and maturities of marketable securities	453,863	362,797
Purchases of property and equipment	(5,000)	(6,494)
Capitalized internal-use software	(9,609)	(8,791)
Net cash provided by (used in) investing activities	109,996	(96,338)
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	18,919	32,331
Proceeds from issuance of common stock upon ESPP purchases	3,403	3,970
Payments for repurchase of Class A common shares	(273,873)	—
Net cash (used in) provided by financing activities	(251,551)	36,301
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,596)	(1,648)
Net change in cash, cash equivalents and restricted cash	(70,926)	(7,523)
Cash, cash equivalents and restricted cash at beginning of period	172,429	188,387
Cash, cash equivalents and restricted cash at end of period	$101,503	$180,864

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$142,868	$139,877	$430,593	$406,301
Stock-based compensation expense and related charges (1)	740	612	2,064	2,035
Non-GAAP gross profit	$143,608	$140,489	$432,657	$408,336
Gross margin	71%	75%	73%	75%
Non-GAAP gross margin	72%	75%	73%	76%

Non-GAAP operating income:
U.S. GAAP operating income	$7,889	$13,189	$13,511	$15,485
Stock-based compensation expense and related charges (2)	15,376	14,204	45,243	44,043
Amortization of acquired intangible assets	18	50	118	150
Non-GAAP operating income	$23,283	$27,443	$58,872	$59,678
Operating margin	4%	7%	2%	3%
Non-GAAP operating margin	12%	15%	10%	11%

Free cash flow:
Net cash provided by operating activities	$9,191	$21,027	$72,225	$54,162
Purchase of property and equipment	(972)	(2,081)	(5,000)	(6,494)
Capitalized internal-use software	(3,318)	(3,047)	(9,609)	(8,791)
Free cash flow	$4,901	$15,899	$57,616	$38,877
(1) Employer payroll tax related to stock-based compensation for the periods ended October 31, 2024 and 2023 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.1 million and $0.3 million of employer payroll tax related to stock-based compensation for the three months ended October 31, 2024 and 2023, respectively, and $1.1 million and $1.9 million of employer payroll tax related to stock-based compensation expense for the nine months ended October 31, 2024 and 2023, respectively.

	Three Months Ended October 31,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$10,455	$0.04	$0.04	$16,967	$0.06	$0.06
Add:
Stock-based compensation expense and related charges	15,376	0.06	0.06	14,204	0.06	0.05
Amortization of acquired intangible assets	18	0.00	0.00	50	0.00	0.00
Total additions, net	15,394	0.06	0.06	14,254	0.06	0.05
Non-GAAP net income	$25,849	$0.10	$0.10	$31,221	$0.12	$0.11
Weighted-average shares outstanding		253,807	261,972		271,202	288,121

	Nine Months Ended October 31,
	2024			2023
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$22,930	$0.09	$0.08	$30,260	$0.11	$0.11
Add:
Stock-based compensation expense and related charges	45,243	0.17	0.17	44,043	0.17	0.15
Amortization of acquired intangible assets	118	0.00	0.00	150	0.00	0.00
Total additions, net	45,361	0.17	0.17	44,193	0.17	0.15
Non-GAAP net income	$68,291	$0.26	$0.25	$74,453	$0.28	$0.26
Weighted-average shares outstanding		262,030	275,109		268,596	285,985